Exhibit 23.4

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated April 6, 2004, except with respect to Note 7, as to which the date is July 1, 2004 included in Appleton Papers Retirement Savings and Employee Stock Ownership Plan Form 11-K for the year ended December 31, 2003 and to all references to our firm included in this Registration Statement.

/s/ Virchow, Krause & Company, LLP

VIRCHOW, KRAUSE & COMPANY, LLP

Appleton, Wisconsin
September 20, 2004